UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K
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CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 22, 2004

ATHEROGENICS, INC.
(Exact Name of Registrant as Specified in its Charter)

Georgia	0-31261	58-2108232
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

8995 Westside Parkway
Alpharetta, GA 30004
(Address of principal executive offices)

Registrant's telephone number, including area code (678) 336-2500

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Material Definitive Agreements.

AtheroGenics, Inc. (the "Company") entered into individual Employment Agreements, effective December 22, 2004, with each of Mark P. Colonnese, our Senior Vice President of Finance and Administration, Chief Financial Officer and Secretary, Martin A. Wasserman, Ph.D., our Senior Vice President of Discovery Research and Chief Scientific Officer, Robert A. D. Scott, M.D., our Senior Vice President of Clinical Development and Regulatory Affairs and Chief Medical Officer, and W. Charles Montgomery, Ph.D., our Vice President of Business Development (each an "Executive").

Each agreement is effective for an initial term of one (1) year, with automatic extensions for successive one-year terms. Each agreement provides for an annual base salary as follows: Mr. Colonnese: $272,903.53; Dr. Wasserman: $273,000.00; Dr. Scott: $275,712.59; Dr. Montgomery: $250,000.00. The annual salaries may be increased from time to time at the Company's discretion. In addition, each Executive is entitled to cash incentive compensation awards each year, subject to achievement of company and personal performance goals. For 2004, the target incentive compensation is 28% of base salary for Mr. Colonnese and Drs. Scott and Wasserman, and 25% for Dr. Montgomery. The Executives are also entitled to receive stock awards and options as determined by the Company's Board of Directors, and to receive employee benefits and perquisites as provided to all the Company's executive management personnel.

Upon termination of the Executive's employment by the Company other than due to death, disability, mandatory retirement or cause (as defined in the agreement), each agreement provides for severance benefits to be paid to the Executive including: (i) one year's base salary, (ii) up to 100% of the target annual incentive, and (iii) up to 12 months' acceleration of stock option vesting. The amount of each item listed above is based on the affected Executive’s level and term of employment. The Executive must sign a general release of claims in favor of the Company in order to receive the salary and annual incentive severance payment.

Upon a change of control (as defined in the agreement), each agreement provides that up to 18 months of vesting for unvested stock options will be accelerated. If within 24 months of a change of control of the Company there is a termination of employment that would entitle the Executive to severance as described above, this entitles the Executive to the following benefits (in lieu of the above) (i) a salary severance payment of up to two times annual base salary, (ii) up to 100% of target annual incentive for the year of termination, (iii) immediate vesting for all unvested stock options, and (iv) an additional excise tax gross-up payment, if applicable, for Mr. Colonnese and Drs. Scott and Wasserman.

Under the agreements, the Executives agree not to compete with the Company, to provide a one-year non-solicitation obligation, and to maintain the confidentiality of company information.

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Item 9.01 Financial Statements and Exhibits.

The following exhibits are attached to this current report on Form 8-K.

Exhibit No.		Description

10.28	-	Employment Agreement dated December 22, 2004 between AtheroGenics, Inc. and Mark P. Colonnese.
10.29	-	Employment Agreement dated December 22, 2004 between AtheroGenics, Inc. and Martin A. Wasserman.
10.30	-	Employment Agreement dated December 22, 2004 between AtheroGenics, Inc. and Robert A. D. Scott.
10.31	-	Employment Agreement dated December 22, 2004 between AtheroGenics, Inc. and W. Charles Montgomery.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ATHEROGENICS, INC.

Date: December 22, 2004	/s/MARK P. COLONNESE_______
Mark P. Colonnese
Senior Vice President of Finance and
Administration and Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.		Description

10.28	-	Employment Agreement dated December 22, 2004 between AtheroGenics, Inc. and Mark P. Colonnese.
10.29	-	Employment Agreement dated December 22, 2004 between AtheroGenics, Inc. and Martin A. Wasserman.
10.30	-	Employment Agreement dated December 22, 2004 between AtheroGenics, Inc. and Robert A. D. Scott.
10.31	-	Employment Agreement dated December 22, 2004 between AtheroGenics, Inc. and W. Charles Montgomery.

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